UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2006

SIRION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51834	20-4142367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3110 Cherry Palm Drive, Suite 340
Tampa, Florida 33619
(Address of principal executive offices and Zip Code)
(813) 496-7325
(Registrant’s telephone number, including area code)
N/A
(Former name or former address since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02(e) Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-10.1 FORM OF INCENTIVE STOCK OPTION AGREEMENT
Ex-10.2 FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.
Adoption of Standard Form of Incentive Stock Option Agreement and Nonqualified Stock Option Agreement under the Sirion Holdings, Inc. 2006 Stock Incentive Plan
     As reported in our Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 15, 2006, the Sirion Holdings, Inc. 2006 Stock Incentive Plan (the “Plan”) became effective as of November 13, 2006. The terms of the Plan are summarized in that Quarterly Report and also in our Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on October 23, 2006.
     At a meeting held on November 15, 2006, Sirion Holdings, Inc.’s (“we,” “us,” “our” or the “Company”) Board of Directors adopted a standard form of Incentive Stock Option Agreement for use in connection with grants of options pursuant to the Plan that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision (“ISOs”) and a Nonqualified Stock Option Agreement for use in connection with grants of options pursuant to the Plan that are not intended to qualify as ISOs (“NSOs”). Unless otherwise determined by our Board of Directors at the time of a grant, all ISOs and NSOs granted pursuant to the Plan will be subject to the terms of the standard form of Incentive Stock Option Agreement or Nonqualified Stock Option Agreement, respectively. Pursuant to the standard form of Incentive Stock Option Agreement and Nonqualified Stock Option Agreement, each ISO and NSO will be subject to the following terms and conditions (in addition to the terms set forth in the Plan):
•	the right to exercise the option will vest over a period of three years, with one-third of the option vesting on the first anniversary of the grant date, one-third vesting on the second anniversary of the grant date, and one-third vesting on the third anniversary of the grant date;
•	vesting of the option shall be subject to continued employment with the Company or its affiliates;
•	in the event of the death or disability of the employee, the portion of the option that was vested at the time of death or disability may be exercised by the employee or his or her guardian or legal representative at any time prior to the expiration of 12 months from the date of the termination of employment;
•	in the event of the termination of the employee’s employment without “cause” (as defined in the Incentive Stock Option Agreement and Nonqualified Stock Option Agreement), the employee may exercise the vested portion of the option at any time prior to the expiration of 3 months from the date of termination; and
•	in the event of the termination of the employee’s employment for “cause” (as defined in the Incentive Stock Option Agreement and Nonqualified Stock Option Agreement), the Company may immediately terminate both the vested and unvested portions of the option or allow the employee to exercise the vested portion of the option at any time prior to the expiration of 3 months from the date of termination.
     The foregoing is only a summary of the standard form of Incentive Stock Option Agreement and Nonqualified Stock Option Agreement and is qualified in its entirety by reference to the entire agreements, which are attached as exhibits to this Current Report.
Item 5.02(e) Compensatory Arrangements of Certain Officers.
     Effective November 17, 2006, our Board of Directors approved grants of stock options to certain of our employees pursuant to the Plan. Among our employees receiving grants of stock options pursuant to the Plan were Dawn E. Bennett Johnson, our Chief Financial Officer and Secretary, C. Christine Miller, our Chief Operating Officer, William E. Stringer, our Chief Manufacturing and Compliance Officer, and Todd Creech, our Vice President of Finance, each of whom received a grant in the amount and on the terms set forth below.

	Options
Recipient	ISOs	NSOs
Dawn E. Bennett Johnson	54,543	34,551
C. Christine Miller	54,543	34,551
William E. Stringer	31,183	0
Todd Creech	31,183	0
     The exercise price of each option is $5.50 per share, which was determined to be the fair market value of the Company’s Common Stock by an independent valuation firm retained by the Company. Each of the foregoing option grants was made pursuant to the terms of the Plan and the standard form of Incentive Stock Option Agreement or Nonqualified Stock Option Agreement, as applicable.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Incentive Stock Option Agreement under Sirion Holdings, Inc. 2006 Stock Incentive Plan

10.2	Form of Nonqualified Stock Option Agreement under Sirion Holdings, Inc. 2006 Stock Incentive Plan

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	SIRION HOLDINGS, INC.
	By:	/s/ Barry S Butler
		Name:	Barry S. Butler
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Incentive Stock Option Agreement under Sirion Holdings, Inc. 2006 Stock Incentive Plan

10.2	Form of Nonqualified Stock Option Agreement under Sirion Holdings, Inc. 2006 Stock Incentive Plan